AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2006

Registration No. 333-125871

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

EVOLVE ONE, INC.

(Exact name of registration as specified in its charter)

Delaware	13-3876100
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization	Identification No.)

Post Office Box 859

Tallevast, Florida 34270

(941) 351-2720

(Address and Telephone Number of Principal Executive Offices)

EVOLVE ONE, INC.

2005 EQUITY COMPENSATION PLAN

STOCK OPTION AGREEMENT WITH IRWIN HOROWITZ

(Full Title of the Plans)

Copies to:

James M. Schneider, Esq.

Schneider Weinberger & Beilly LLP

2200 Corporate Boulevard, N.W., Suite 210

Boca Raton, Florida 33431

(561) 362-9595

CALCULATION OF ORIGINAL REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.00001 par value per share	105,000,000	$ 0.17	$ 17,850,000	$ 2,200.00

The Registrant hereby deregisters the below-referenced shares of common stock, which were registered pursuant to the Company’s 2005 Equity Compensation Plan and a separate option. The Registrant has ceased its previous operations and has no further need for such Registration Statement. The Registration Statement registered 100,000,000 shares of Common Stock under the Plan and 5,000,000 shares of Common Stock under a separate option granted to the President of the Registrant. A total of 100,000 shares of Common Stock were issued under the Plan; therefore, the Registrant is deregistering 104,900,000 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on April 25, 2006.

EVOLVE ONE, INC.

By:	/s/ Irwin Horowitz
Irwin Horowitz, Chief Executive Officer,
President and Principal Executive, Financial
and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chief Executive Officer
and President
(Principal Executive, Financial
/s/ Irwin Horowitz	and Accounting Officer)	April 25, 2006
Irwin Horowitz